                                                                   EXHIBIT 10.18


                                     FIRST
                           AMENDMENT AND RESTATEMENT
                                     OF THE
                           DISCOUNT AUTO PARTS, INC.
                   SUPPLEMENTAL EXECUTIVE PROFIT SHARING PLAN

                 (ORIGINAL PLAN EFFECTIVE AS OF MAY 30, 1995;
         FIRST AMENDMENT AND RESTATEMENT EFFECTIVE AS OF JUNE 3, 1997)

                                     FIRST
                           AMENDMENT AND RESTATEMENT
                                     OF THE
                           DISCOUNT AUTO PARTS, INC.
                   SUPPLEMENTAL EXECUTIVE PROFIT SHARING PLAN

                 (ORIGINAL PLAN EFFECTIVE AS OF MAY 30, 1995;
         FIRST AMENDMENT AND RESTATEMENT EFFECTIVE AS OF JUNE 3, 1997)


                               TABLE OF CONTENTS

                                                                                                           PAGE
                                                                                                           ----
ARTICLE 1.  ESTABLISHMENT AND PURPOSE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
         1.1     Adoption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
         1.2     Purposes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1

ARTICLE 2.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
         2.1     Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
         2.2     Gender and Number  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4

ARTICLE 3.  PARTICIPATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
         3.1     Eligibility for Participation  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
         3.2     Duration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4

ARTICLE 4.  BENEFITS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
         4.1     Deferred Profit Sharing Awards . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
         4.2     Establishment of Accounts, Crediting Income  . . . . . . . . . . . . . . . . . . . . .     5
         4.3     Vesting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
         4.4     Notice of Awards . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
         4.5     Payment of Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
         4.6     Forfeiture of Nonvested Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
         4.7     Death Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7

ARTICLE 5.  FINANCING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
         5.1     Payment from Company's General Assets  . . . . . . . . . . . . . . . . . . . . . . . .     7
         5.2     No Trust Created . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
         5.3     Unsecured Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
         5.4     "Rabbi" Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7

ARTICLE 6.  ADMINISTRATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
         6.1     Administration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
         6.2     Liability of Committee and Board;
            Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
         6.3     Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
         6.4     Tax Withholding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8



ARTICLE 7.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         7.1     Nontransferability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         7.2     Amendment or Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         7.3     Employment by Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         7.4     Applicable Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9



                                     FIRST
                           AMENDMENT AND RESTATEMENT
                                     OF THE
                           DISCOUNT AUTO PARTS, INC.
                   SUPPLEMENTAL EXECUTIVE PROFIT SHARING PLAN

         This Amendment and Restatement of the Discount Auto Parts, Inc. Supplemental Executive Profit Sharing Plan is made and entered into this 19th day of January 1998, but is effective for all purposes as of June 3, 1997, except as may be otherwise noted herein, by Discount Auto Parts, Inc. (the "Company").


                              W I T N E S S E T H

         WHEREAS, the Company has previously adopted the Discount Auto Parts, Inc. Supplemental Executive Profit Sharing Plan (the "Original Plan"), effective as of May 30, 1995; and

         WHEREAS, pursuant to the terms of the Original Plan, the Company is authorized and empowered to amend the Original Plan; and

         WHEREAS, the Company deems it advisable and in the best interest of the Participants to amend the Original Plan to allow the Committee to establish from time to time the specified percentage of Compensation applicable to each Participant for each Plan Year; to limit the term "Compensation" to mean only regular salary and wages, overtime pay, and bonuses; and make other desired changes.

         NOW, THEREFORE, the Original Plan is hereby amended and restated in its entirety to read as follows:


                     ARTICLE 1.  ESTABLISHMENT AND PURPOSE

         1.1 ADOPTION. Effective as of June 3, 1997, the Company hereby amends, restates and reestablishes, in accordance with the terms hereof, an unfunded plan of deferred compensation for certain of its officers and other key management personnel and their beneficiaries as described herein, which plan shall continue to be known as the "Discount Auto Parts, Inc. Supplemental Executive Profit Sharing Plan" (the "Plan").

         1.2 PURPOSES. The purposes of this Plan are to provide additional retirement benefits to a select group of officers and other key management personnel, upon whom major responsibilities for the successful operation, administration, and management of the Company rest and whose present and potential contributions are important to the continued success of the Company, and to enable the Company to attract and retain in its employ highly qualified persons for the successful conduct of its business. It is intended that these purposes will be assisted through the granting of annual Deferred Profit Sharing Awards.

                            ARTICLE 2.  DEFINITIONS

         2.1 DEFINITIONS. Whenever used hereinafter, the following terms shall have the meaning set forth below.

                 (a) "ACCOUNT" means the account to which a Participant's Deferred Profit Sharing Awards are credited as set forth herein.

                 (b) "BOARD OF DIRECTORS" and "BOARD" means the board of directors of the Company.

                 (c)      A "CHANGE IN CONTROL" means:

                          (1) a change in control of the Company of a nature that is required, pursuant to the Securities Exchange Act of 1934 (the "1934 Act"), to be reported in response to
                 (i) Item 1(a) of a Current Report on Form 8-K or (ii) Item 6(e) of Schedule 14A, in each case as such requirements are in effect on May 30, 1995;

                          (2) the adoption by the Company of a plan of dissolution or liquidation;

                          (3) the closing of a sale of all or substantially all of the assets of the Company;

                          (4) the closing of a merger, reorganization or similar transaction (a "Transaction") involving the Company in which the Company is not the surviving corporation or, if the Company is the surviving corporation, immediately following the closing of the Transaction, persons who were shareholders of the Company immediately prior to the Transaction own less than 50% of the combined voting power of the surviving corporation's voting securities;

                          (5) the acquisition of "Beneficial Ownership" (as defined in Rule 13d-3 under the 1934 Act) of the Company's securities comprising 30% or more of the combined voting power of the Company's outstanding securities by any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the 1934 Act and the rules and regulations promulgated thereunder, but not including any trustee or fiduciary acting in that capacity for an employee benefit plan sponsored by the Company) and such person's "affiliates" and "associates" (as those terms are defined under the 1934 Act);

                          (6) the failure of the "Incumbent Directors" (as defined below) to constitute at least a majority of all directors of the Company (for these purposes, "Incumbent Directors" means individuals who were the directors of the Company on May 30, 1995, and, after his election, any individual becoming a director subsequent to May 30, 1995, whose election, or nomination for election by the Company's shareholders, is approved by a vote of at least two-thirds of the directors then comprising the



                                      2.

                 Incumbent Directors, except that no individual shall be considered an Incumbent Director whose initial assumption of office as a director is in connection with an actual or threatened "election contest" relating to the "election of directors" of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the 1934 Act).

         Notwithstanding any provision above to the contrary, no Change in Control shall be deemed to have occurred with respect to any particular Participant by virtue of a transaction, or series of transactions, that results in the Participant, or a group of persons that includes the Participant, acquiring the Beneficial Ownership of more than 30% of the combined voting power of the Company's outstanding securities.

                 (d) "COMMITTEE" means: (1) as to any matter involving the participation or benefits under this Plan for any member of the Executive Committee, the Compensation Committee of the Board, and (2) as to any other matter, the Executive Committee of the Board.

                 (e) "COMPANY" means Discount Auto Parts, Inc., or any successor entity. To the extent required, the term "Company" may include any subsidiary of the Company or any other affiliated corporation that has adopted this Plan and that employs a Participant.

                 (f) "COMPENSATION" means a Participant's regular salary and wages, overtime pay, and bonuses paid by the Company and taxable to the Participant; provided, however, that no Compensation in excess of $150,000 (or such greater amount as is taken into account for each employee of the Company under the Company's plan maintained pursuant to Section 401(k) of the Internal Revenue Code) shall be taken into account for any Participant.

                 (g) "CONTROL DATE" means the date on which a Change in Control occurs.

                 (h) "DEFERRED PROFIT SHARING AWARDS" are rights to receive, without payment to the Company, certain amounts as hereinafter determined.

                 (i) "DISABILITY" means the total and permanent disability of a Participant by reason of sickness or injury to perform all of the duties assigned to him by the Company, with the existence of a Disability to be determined by the Committee in its sole discretion.

                 (j) "NORMAL RETIREMENT AGE" means the Participant's 65th birthday.

                 (k) "PARTICIPANT" means any officer or other management employee of the Company who meets the eligibility requirements of the Plan, as set forth in Article 3 hereof, to be and become a Participant, and who continues to meet such requirements. For purposes of maintaining Participants' Accounts and distributing benefits, the term "Participant" shall also include any former employee of the Company who became a Participant under the Plan and who still has a balance in an Account under the Plan.




                                      3.

                 (l) "PLAN" means the Discount Auto Parts, Inc. Supplemental Profit Sharing Plan, as it is set forth herein and as it may be amended from time to time.

                 (m) "PLAN YEAR" means the 52/53-week period ending on the Tuesday nearest May 31.

                 (n) "YEAR OF EMPLOYMENT" means a Plan Year on or after June 1, 1988 beginning in which a Participant completes at least 1,000 hours of service. For these purposes, hours of service shall be computed by the Committee in its sole discretion using substantially the same rules provided under Section 410 of the Internal Revenue Code. The determination of the Committee in this regard shall be final and conclusive as to all parties.

         2.2 GENDER AND NUMBER. Except when otherwise indicated by the context, any masculine terminology when used in the Plan shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.


                           ARTICLE 3.  PARTICIPATION

         3.1 ELIGIBILITY FOR PARTICIPATION. The Committee shall have the exclusive right to designate which officers or other management employees of the Company shall be eligible to participate in this Plan. Participation shall be limited to a select group of management or highly compensated employees and is subject to change by the Committee from time to time. No such employee shall be eligible to be so designated by the Committee unless such employee has completed at least one year of continuous service with the Company as of the date specified by the Committee as the effective date that such employee is to be considered to have entered the Plan.

         3.2 DURATION. An officer or other management employee who becomes a Participant shall continue to be a Participant until the earlier of (a) the date he or she is no longer employed by the Company or (b) the effective date of a determination by the Committee that he or she shall not accrue additional benefits under this Plan; provided, in either case, that if a Participant is then vested in benefits under the Plan, he or she shall continue as a Participant (even though not accruing additional benefits) for the purpose of receiving his or her then accrued vested benefits pursuant to the provisions of this Plan.


                              ARTICLE 4.  BENEFITS

         4.1 DEFERRED PROFIT SHARING AWARDS. The Committee may elect to make a Deferred Profit Sharing Award to each Participant who is employed by the Company on the last day of the Plan Year. Deferred Profit Sharing Awards shall be discretionary in nature, shall be equal to a specified percentage of a Participant's Compensation for the Plan Year and, if an election is made to make a Deferred Profit Sharing Award for a particular Participant, the Committee shall establish the specified percentage of Compensation applicable to each Participant for the Plan Year. The Committee shall




                                      4.

establish the specified percentage of Compensation applicable to each Participant for the Plan Year not later than August 15th following the Plan Year for which Deferred Profit Sharing Awards are granted. The specified percentage of Compensation applicable to Participants, at the election of the Committee, may be the same for all Participants or may be different based upon Participants' positions with the Company.

         4.2 ESTABLISHMENT OF ACCOUNTS, CREDITING INCOME. The Company shall cause a Deferred Profit Sharing Award account ("Account") to be established and maintained in the name of each Participant.

                 (a) The Participant's Account shall be credited, as of the last day of a Plan Year, with the amount of the Deferred Profit Sharing Award made to the Participant for such Plan Year.

                 (b) The Participant's Account shall be credited, as of the last day of a Plan Year, with accrued interest income on the aggregate balance of such Participant's Account (including any accrued interest added to such balance with respect to prior Plan Years) as of the last day of the Plan Year (but determined prior to the crediting of any Deferred Profit Sharing Award, if any, made to the Participant for such Plan Year), at a rate for such Plan Year equal to the greater of (i) the arithmetic average of the respective prime rates of the Company's principal bank as established by such bank and in effect on the last day of each fiscal quarter of such Plan Year or (ii) the arithmetic average of the respective interest rates as established and in effect as of the last day of each fiscal quarter of such Plan Year under the MetLife Guaranteed Fixed Income Account provided for pursuant to the Company's Team Members' Profit Sharing Plan. For example, if with respect to a particular Plan Year the applicable prime rate is 9% at the end of the first quarter, 8.5% at the end of the second quarter, 8% at the end of the third quarter and 8.25% at the end of the fourth quarter, the average prime rate would be 8.4375%; furthermore if with respect to such Plan Year the applicable interest rate under the MetLife Guaranteed Fixed Income Account is 8.25% at the end of each of the four quarters of the Plan Year, the average interest rate would also be 8.25%; and thus the interest rate applicable for such Plan Year would be 8.4375%.

                 (c) The Participant's Account shall be charged with the amount of any benefit paid to the Participant or his beneficiary during the Plan Year to the extent such benefit is attributable to such Participant's Account.

         4.3 VESTING. Each Participant shall become vested in the balance of his Account based upon the Employee's aggregate Years of Employment with the Company, as follows:


               Years of Employment                                           Vested Interest
               -------------------                                           ---------------
         Less than 3 years                                                           0%
         3 years, but less than 4 years                                             20%
         4 years, but less than 5 years                                             40%




                                      5.

         5 years, but less than 6 years                                             60%
         6 years, but less than 7 years                                             80%
         7 years or more                                                           100%

Notwithstanding the preceding provisions of this Section 4.3, a Participant shall become 100% vested in the balance of his Account:

                 (a) upon the Participant's attainment of his Normal Retirement Age; or

                 (b) in the event of the Participant's death or Disability, provided such Participant was employed by the Company on the day prior to such death or Disability; or

                 (c) on a Control Date, provided such Participant was employed by the Company on the day prior to such Control Date.

         4.4 NOTICE OF AWARDS. Each Participant shall be provided with notice of his Deferred Profit Sharing Award in such form as the Committee shall approve from time to time. Each notice shall specify (1) the value of the Deferred Profit Sharing Award made to the Participant for the Plan Year, (2) the aggregate value of his Account as of the end of the Plan Year, (3) the Participant's vested interest in his Account, and (4) such other terms and provisions not inconsistent with the Plan as the Committee shall deem necessary, proper, appropriate or advisable.

         4.5     PAYMENT OF BENEFITS.

                 (a) Upon a Participant's termination of employment with the Company, or, if earlier, upon such Participant's attainment of Normal Retirement Age, such Participant shall become entitled to receive payment of such Participant's vested interest in the balance of such Participant's Account determined as of the date of such event. Payment of such benefit shall be made in a lump sum within 120 days after the occurrence of the event giving rise to the Participant's right to receive payment. If the date of such event occurs prior to the end of a Plan Year but the payment is not made until after the end of such Plan Year, then interest for such Plan Year shall be credited to such Participant's Account as of the last day of the Plan Year and the payment of such benefit shall include the interest so credited; provided however that under such circumstances the Participant shall not be entitled to be awarded a Deferred Profit Sharing Award for such Plan Year, no further adjustment, including the crediting of interest, shall be made to such Participant's Account and the vested percentage shall still be determined as of the date of the event triggering such Participant's right to receive payment.

                 (b) A Participant who attains Normal Retirement Age and receives a distribution of the balance of such Participant's Account but who continues his employment with the Company and continues to be designated as a Participant in the Plan shall subsequently be entitled to receive annual distributions of any additional amounts credited to such Participant's Account. Payment of such additional amounts (without any further adjustment) shall be made in a lump sum within 120 days after each such additional amount is credited to such Participant's Account.






                                      6.

         4.6 FORFEITURE OF NONVESTED ACCOUNTS. Upon the termination of the employment of a Participant prior to the vesting of the entire balance of his Account, the Participant shall have no right to receive any payment with respect to any nonvested interest in his Account, and such nonvested interest shall, thereupon, and without further action, be forfeited by and not payable to such Participant; also, such forfeited interest shall not be payable to or allocated to the Account of any other Participant under the Plan.

         4.7 DEATH BENEFITS. In the event of the Participant's death before his separation from service or in the event of the Participant's separation from service which is followed by the Participant's death prior to payment of the benefit, the Participant's interest in his Account shall be paid to the person named as beneficiary in a writing delivered to the Company prior to the Participant's death. If a Participant has not designated a beneficiary, or if no designated beneficiary is living on the date of distribution, such amounts shall be distributed to the Participant's estate.


                             ARTICLE 5.  FINANCING

         5.1 PAYMENT FROM COMPANY'S GENERAL ASSETS. Payment to a Participant or his beneficiaries hereunder shall be made from assets which shall continue, for all purposes, to be part of the general assets of the Company, and no person, other than the Company, shall have, by virtue of the provisions of this Plan or any agreement made pursuant to this Plan, any interest in such assets.

         5.2 NO TRUST CREATED. Nothing contained in this Plan, and no action taken pursuant to the provisions of this Plan, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Company and any Participant, his spouse or any other person.

         5.3 UNSECURED INTEREST. No Participant hereunder shall have any interest whatsoever in any specific asset of the Company. To the extent that any person acquires a right to receive payments under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

         5.4 "RABBI" TRUST. Notwithstanding the foregoing provisions of this Article 5, the Company reserves the right to create and contribute funds to a "Rabbi" trust for the purpose of paying some or all of the benefits provided under this Plan, but the existence of any such trust shall not in any way alter the relationship among the Company and a Participant as described in this Article 5.


                           ARTICLE 6.  ADMINISTRATION

         6.1 ADMINISTRATION. The Committee shall have complete control over the administration of the Plan, with all powers necessary to enable it to carry out its duties in that respect. In connection with its administration of the Plan, the Committee shall be empowered to exercise discretion, including with respect to the interpretation of the terms of the Plan and in the determination of eligibility for benefits and the amounts thereof; such discretionary determinations and interpretations shall be binding





                                      7.

upon all Participants and others hereunder. Without limitation on the foregoing, the Committee shall be authorized to construe and interpret all of the provisions of the Plan, to adopt rules and practices concerning the administration of the same, and to make any determination necessary hereunder, all of which shall be binding and conclusive on all parties.

         6.2 LIABILITY OF COMMITTEE AND BOARD; INDEMNIFICATION. To the extent permitted by law, no member of the Committee or of the Board shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his own gross negligence, fraud or bad faith. The Company shall indemnify the members of the Committee and of the Board against any and all claims, losses, damages and expenses, including counsel fees, incurred by them, and any liability, including any amounts paid in settlement with their approval, arising from their action or failure to act, except when the same is determined to be attributable to their gross negligence, fraud or bad faith. The provisions of this Section 6.2 are not intended to be exclusive, and nothing contained in this Section 6.2 shall in any way limit indemnification provided members of the Committee and/or members of the Board under the by-laws of the Company, by contract, by statute or otherwise.

         6.3 EXPENSES. The cost of payment from this Plan and the expenses of administering the Plan shall be borne by the Company.

         6.4 TAX WITHHOLDING. The Company may withhold, or require the withholding of, from any payment which it is required to make, any federal, state or local taxes required by law to be withheld with respect to such payment and such sum as the Company may reasonably estimate as necessary to cover any taxes for which the Company may be liable and which may be assessed with regard to such payment. Upon discharge or settlement of such tax liability, the Company shall distribute the balance of such sum, if any, to the Participant from whose payment it was withheld, or if such Participant is then deceased, to the beneficiary of such Participant. Prior to making any payment hereunder, the Company may require such documents from any taxing authority, or may require such indemnities or surety bond, as the Company shall reasonably deem necessary for its protection.


                           ARTICLE 7.  MISCELLANEOUS

         7.1 NONTRANSFERABILITY. In no event shall the Company make any payment under this Plan to any assignee or creditor of a Participant or of a beneficiary. Prior to the time of a payment hereunder, a Participant or a beneficiary shall have no rights by way of anticipation or otherwise to assign (including without limitation in connection with a divorce) or otherwise dispose of any interest under this Plan nor shall rights be assigned or transferred by operation of law.

         7.2     AMENDMENT OR TERMINATION.

                 (a) Except as provided to the contrary in subsection (b) below, any provision of the Plan and any benefit payable under the Plan may be amended or terminated at any time




                                      8.

         by the Board, and no Participant or beneficiary of a deceased Participant shall have a right to receive future benefits under the Plan at any time. Notice of any such amendment or termination shall be given in writing to each Participant and beneficiary of a deceased Participant having an interest in the Plan.

                 (b) No amendment or termination of the Plan shall decrease or otherwise adversely affect the payment of any amount (without any further adjustment) as to which a Participant is vested prior to the amendment or termination; and without limitation on the foregoing, no amendment or termination of the Plan shall stop, decrease or otherwise adversely affect the payment of any benefit then paid or to be payable in the future to any Participant whose employment with the Company had terminated prior to such amendment or termination.

         7.3 EMPLOYMENT BY COMPANY. Nothing in this Plan shall confer upon the participant any right to any particular amount of compensation or any right to continue in the employ of the Company, or shall interfere in any way with the right of the Company to terminate such participant's employment at any time.

         7.4 APPLICABLE LAW. This instrument shall be construed in accordance with and governed by the laws of the State of Florida, to the extent not superseded by the laws of the United States.





                                       9.